UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 8, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of AdCare Health Systems, Inc. (the “Company”), in consultation with management, concluded that the Company’s previously issued financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (the “Relevant Financial Statements”) should no longer be relied upon due to errors in the Relevant Financial Statements which have been identified in connection with the audit of the Company’s financial statements for the year ended December 31, 2012. Accordingly, the Company intends to restate the Relevant Financial Statements by amending its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (the “Restated Reports”) as soon as reasonably practicable.

The errors in the Relevant Financial Statements include classifying $21.2 million of indebtedness (consisting of three separate credit facilities) owing to Private Bank and Trust Company (each, a “Private Bank Facility”) as long-term debt instead of a current liability as of June 30,2012  and September 30, 2012, and additional errors relating to, among other things, the methodology used by the Company in accounting for paid time off since January 1, 2012, as well as certain timing differences between reimbursement accounting methodologies and generally accepted accounting principles. With respect to the balance sheet errors in the Relevant Financial Statements resulting from the misclassification of the Private Bank Facilities (and as previously disclosed in the Company’s Current Report on Form 8-K filed on January 4, 2013): (i) in December 2012, the Company refinanced two of the three Private Bank Facilities with KeyBank National Association through a loan with a maturity of February 2017; and (ii) in December 2012, the Company modified the third Private Bank Facility by extending its maturity until December 2016.

Because the audit of the Company’s financial statements for the year ended December 31, 2012 is ongoing and the Company has not completed its review of the Relevant Financial Statements or its review of previously issued financial statements for certain other periods, the Company is unable to estimate with confidence at this time the cumulative amount and quarterly effect of the errors in, and the necessary adjustments to, the Relevant Financial Statements. The Company expects, however, that such adjustments will result in a material increase in the previously reported net loss recognized for the nine months ended September 30, 2012. The ultimate findings of this ongoing audit and review are not yet known.

Management has determined that, as a result of the errors described above, management’s previous conclusions regarding the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2012, June 30, 2012 and September 30, 2012 need to be modified. The Company will provide management’s modified conclusions in the Restated Reports.

The Audit Committee has discussed the matters discussed herein with Battelle & Battelle LLP, the Company’s former independent registered public accounting firm, with respect to the Relevant Financial Statements and with KPMG LLP, the Company’s current independent registered public accounting firm.

This Current Report on Form 8-K contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “intend,” “believe,” “expect,” “estimate,” “plan,” “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  Forward looking statements should not be read as a guarantee or future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith believe as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements.  All forward looking statements are based on information currently available to the Company, and the Company assumes no duty to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer